UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                June 4, 2019

MAJESCO

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.002 par value	MJCO	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

On June 4, 2019, Majesco (the “Company”) received a letter from Majesco Limited, beneficial owner of approximately 70% of the Company’s outstanding common stock. The letter proposes that the governance between Majesco Limited and the Company be institutionalized and, in particular, that Majesco Limited be given (i) the right to nominate three members to the board of directors (the “Board”) of the Company at each annual meeting of shareholders of the Company, including the right to appoint the Chairman of the Board, and (ii) certain consent rights with respect to significant transactions including, but not limited to, certain securities offerings, certain long-term debt issuances, dispositions or pledges of intellectual property, certain pledges and other hypothecation of assets, mergers and acquisitions where the consideration paid would exceed 20% of the net worth of the Company and certain divestments of business units.

Consistent with its fiduciary duties, the Board of the Company has appointed a fully independent special committee to carefully review and evaluate Majesco Limited’s letter and the Company’s response in the best interest of the Company and its shareholders.

Separately, Company management continues to look at ways to actively manage the liquidity of the Company stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO
Date: June 7, 2019
	By:	/s/ Adam Elster
Adam Elster, Chief Executive Officer